PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-95807


                               [GRAPHIC OMITTED]


                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Telecom HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                                   Primary
                                                                                    Share          Trading
                               Name of Company                       Ticker        Amounts         Market
            ---------------------------------------------------- ------------- --------------- ----------------
              ALLTEL Corp.(1)                                          AT             2             NYSE
              AT&T Inc.                                                T           30.8971          NYSE
              BCE Inc.((2))                                           BCE           4.575           NYSE
              BellSouth Corp.                                         BLS             15            NYSE
              CenturyTel, Inc.                                        CTL             1             NYSE
              Cincinnati Bell Incorporated                            CBB             2             NYSE
              Embarq Corporation                                       EQ         .830250654        NYSE
              Level 3 Communications, Inc.                            LVLT            3            NASDAQ
              Qwest Communications International Inc.                  Q           12.91728         NYSE
              Sprint Nextel Corporation                                S         16.60501308        NYSE
              Telephone and Data Systems, Inc.                        TDS             1             AMEX
              Telephone and Data Systems, Inc. - Special             TDS.S            1             AMEX
              Common Shares
              Verizon Communications                                   VZ           21.76           NYSE
              Windstream Corporation(1)                               WIN          2.067852         NYSE


           (1) Alltel Corporation (NYSE: ticker "AT"), a component of the Telecom HOLDRS Trust, has spun off and simultaneously merged its wireless business into Valor Communications Group, Inc. As a result of the merger, Valor Communications Group, Inc. has changed its name to Windstream Corporation (NYSE: ticker "WIN"), which was added as an underlying security of the Telecom HOLDRS Trust. For the 2 shares of Alltel Corporation per 100 shares round lot of Telecom HOLDRS, The Bank of New York received 2.067852 shares of Windstream Corporation. Effective July 21, 2006, 2.067852 shares of Windstream Corporation are required for creations/cancellations of Telecom HOLDRS.

           (2) As a result of the share consolidation and spin-off of BCE Inc. (NYSE "BCE"), a constituent of the Telecom HOLDRS Trust, (New) BCE Inc. (NYSE "BCE") has replaced BCE Inc. as an underlying constituent of the Telecom HOLDRS Trust. For the 5 shares of BCE Inc. per 100 shares round lot of Telecom HOLDRS, The Bank of New York received 4.475 shares of (New) BCE Inc. and $10.640733 and distributed cash on July 25, 2006 at a rate of $0.10640733 per depository share. Effective July 14, 2006, 4.575 shares of (New) BCE Inc. are required for creations/cancellations of Telecom HOLDRS.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.